“Focused manufacturer of engineered lifting equipment” Manitex International, Inc. Conference Call Third Quarter 2011 November 9th, 2011 Exhibit 99.2

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
c accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s Third Quarter 2011 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Third Quarter 2011 Summary
• Performance ahead of expectations
– Sales of $37.0 million
• Total sales increase of $12.1 million or 49%
– Highest quarterly EBITDA of $3.1 million
– Net income of $1.0 million or $0.09 per share
• 58% increase in backlog to $63 million
• Highest level in Company history
• Significant operational activities
– CVS asset acquisition completed
– Product development ramping up with new launches

“Focused
manufacturer of
engineered lifting
equipment”
Commercial Update
•Market sentiment consistent
•Greater confidence in energy and power line construction, particularly N America
•General construction activity still relatively slow
•Most OEMs implementing price increases for 2012
•Product demand still focused on more specialized, higher tonnage units or industry specific product
(e.g. energy, power line, railways).
–Boom truck market tracking to annualized growth of 127% in our categories
–Commercial material handling and specialized trailer demand has increased steadily during the year
–Military and governmental demand currently weaker than at this stage of 2010
•Supply chain challenges of availability and pricing are being focused on through continued negotiation and additional resources are being applied to validate additional suppliers
•Backlog increased to $63.1 million, increase of 25% in Q3-2011, and 58% year to date
•Broad based order book, with boom trucks in particular out beyond Q1-2012
•Stronger military / governmental component
•Dealers in stronger sectors placing stocking orders
•Looking for further ramp up of production in 2012
•Product development
•Major launches in Q3-2011, including new cab and operating system for Manitex cranes and additions to 50 ton platform

Investment Highlights
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q3-2011 Q3-2010 Q2-2011
Net sales $36,942 $24,859 $37,066
% change in Q3-2011 to prior period 48.6% (0.3%)
Gross profit 7,824 5,855 7,478
Gross margin %
21.2% 23.6% 20.2%
Operating expenses 5,591 4,365 5,237
Net Income 1,020 657 1,029
Ebitda 3,147 2,271 3,042
Ebitda % of Sales
8.5% 9.1% 8.2%
Working capital 39,145 29,621 38,892
Current ratio 2.4 2.7 2.4
Backlog 63,105 32,847 50,688
% change in Q3-2011 to prior period 92.1% 24.5%

“Focused
manufacturer of
engineered lifting
equipment”
Q3-2011 Operating Performance
$000 $000
Q3-2010 Net income 657
Gross profit impact of increased sales of $12.1 million (Q3-
2011 sales less Q3-2010 sales at Q3-2010 gross profit % )
2,852
Impact from reduced margin
(Q3-2011 gross profit % - Q3-2010
gross profit % multiplied by  Q3-2011 sales)
(883)
Increase in gross profit 1,969
Increase in operating expenses (including R&D $0.1m and
CVS full quarter expenses of $0.6 million)
(1,226)
Interest & Other income / (expense) (157)
Increase in tax (223)
Q3-2011 Net income $       1,020

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000
Q3-2011 Q4 2010 Q3 2010
Working Capital $39,145 $31,692 $29,621
Days sales outstanding (DSO) 56 60 62
Days payable outstanding (DPO) 53 62 53
Inventory turns 3.0 2.9 2.7
Current ratio 2.4 2.4 2.7
Operating working capital 46,553 36,763 34,833
Operating working capital % of
annualized LQS
31.5% 31.1% 35.0%
•Major movements in working capital increase Q3-2011 v Q4-2010 of $7.4m
•Receivables ($3.6m), inventory ($8.0m), offset by increased short term notes
($2.3m) and increased trade accounts payable ($1.9m)
•Inventory increase v Q4-2010 in raw materials and WIP to support growth, and increased cost from material cost inflation
•Current ratio, DSO & DPO  remain strong through growth phase, and operating working capital % maintained through revenue growth

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q3-2011 Q4-2010 Q3-2010
Total Cash 773 662 217
Total Debt 43,195 34,019 33,745
Total Equity 45,179 43,274 42,025
Net capitalization 87,601 76,631 75,553
Net debt / capitalization 48.4% 43.5% 44.4%
YTD EBITDA 8,244 8,676 5,826
YTD EBITDA % of sales 7.8% 9.0% 8.8%
•EBITDA for Q3-2011 of $3.1m, 8.5% of sales
•Increase in debt from 12/31/2010 of $9.2m
• Increase in lines of credit and Italian working capital finance $6.6m
• Long term debt: CVS acquisition funding $4.8m; Payments on other debt ($2.2m)
•N. American revolver facilities, based on available collateral at September 30, 2011 was $28m.
Additional transactional facilities of $4.7m in place subject to collateral for CVS.
•Cash and N. American revolver availability at September 30, 2011 $3.3m
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Strong Q3 performance in sales, net income, EPS and EBITDA
• Markets stable with increasing confidence in energy / power line construction, translated into growth in backlog
• Expect 2011 sales growth v 2010 of approximately 46% to slightly exceed $140m, subject to no dramatic changes to overall economic environment